Exhibit 10.87

LEASE AGREEMENT
FIRST AMENDMENT

               THIS AMENDMENT (this “Amendment”) is made and entered into effective as of January 1, 2001 (regardless of the date on which this document is executed by the parties) by and between FRIO COUNTY, TEXAS, a political subdivision of the State of Texas (the “Lessor”), and CORRECTIONAL SERVICES CORPORATION, a Delaware corporation (the “Lessee”), for the purposes of amending that certain Lease Agreement, dated as of November 26, 1997, by and between the Lessor and the Lessee for the property known generally as the Frio County Detention Center (the “Lease Agreement”).

Witnesseth:

               WHEREAS, the original term of the Lease Agreement commenced on or about December 15, 1997 and is scheduled to expire on December 1, 2009; and

               WHEREAS, the Lessor and the Lessee have determined that it would be in their mutual best interests to extend the term of Lease Agreement for an additional 5 years beyond its stated termination date of December 1, 2009; and

               WHEREAS, the Lessor expects to derive economic and other benefits from the extension of the term of the Lease Agreement; and

               WHEREAS, the Lessor and the Lessee desire to amend and restate certain of the provisions of the Lease Agreement in order to reflect the foregoing;

               NOW, THEREFORE, in light of the foregoing, and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each of the parties, the Lessor and the Lessee hereby memorialize their agreement as follows:

               1.            Extension of the Term of the Lease Agreement.

               Section 3(a) of the Lease Agreement shall be, and is hereby, amended and restated to read as follows:

“(a) Subject to the provisions hereof, Lessee shall hold the Premises for a term (the Term) which shall begin on the date that all outstanding debt of the Lessor relating to the Premises is discharged and title to the Premises has been conveyed to Lessor and end at midnight on December 1, 2014, unless sooner terminated as expressly provided herein.”

               2.           Rent and Other Consideration.

                Section 4(a) of the Lease Agreement currently recites that: “On the Effective Date, Lessee shall pre-pay one hundred forty-four (144) months [twelve (12) years] of rent equaling

$4,500,000 (Basic Rent) for the Premises to Lessor.” Lessor acknowledges that it has received such payment from Lessee, and that it has agreed to extend the term of the Lease Agreement, as provided for herein, without requiring that Lessee pay any additional Basic Rent to Lessor, in consideration of the economic benefits to be derived by Lessor from such an extension. Therefore, it is agreed between Lessor and Lessor that the $4,500,000 payment previously received from Lessee as Basic Rent for the Premises shall hereafter be considered to be a pre-payment by Lessee of Basic Rent for the entire term of the Lease, as extended hereby (i.e., for two hundred four (204) months [seventeen (17) years] of Basic Rent for the Premises).

               3.           Consideration to County for Extension of Lease.    In consideration of the Lessor’s agreement to extend the term of the Lease as provided for herein, Lessee agrees to pay $10,000. In addition, effective as of December 1, 2009, and continuing throughout the remainder of the term of the Lease, the $1 per day limit on the amount of funds payable to the Lessor by the Lessee under Section 4(e) of the Lease shall be increased to $1.50 times the number of non-Lessor Inmates times the number of days of incarceration of non-Lessor Inmates.

               4.            No Effect on Other Provisions of the Lease Agreement.

               This Amendment, if and when executed, shall become a substantive part of the Lease Agreement. Except to the extent expressly provided for herein, nothing contained in this Amendment is intended to amend or modify any of the other terms, conditions or provisions of the Lease Agreement, all of which shall remain in full force and effect, and are hereby ratified and confirmed by the Lessor and the Lessee.

               5.            Counterparts.

               This Amendment may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original document, but all of which counterparts shall together constitute one and the same instrument.

               6.           Entire Agreement.

               The terms of this Amendment constitute the entire agreement and understanding of the parties hereto with respect to the matters herein set forth, and all prior negotiations, writings and understandings relating to the subject matter of this Amendment are merged herein and are superseded and canceled by this Amendment.

               7.           Interpretation.

               The headings of the paragraphs of this Amendment have been inserted for convenience of reference only and shall not be considered in interpreting this Amendment. With respect to each and every term and provision in this Amendment, the parties understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the parties hereto desire or are required to interpret or construe any such term or provision, no consideration shall be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Amendment.

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                IN WITNESS WHEREOF, the parties have executed this Amendment intending it to become effective between them as of the date set forth above.

ATTEST:	FRIO COUNTY, TEXAS

/s/ Gloria L. Cubriel	By:	/s/ Carlos A Garcia
Gloria L. Cubriel Frio County Clerk Ex Officio Clerk of the Frio County Commissioners Court		The Honorable Carlos Garcia County Judge

With the Consent and Authorization of the County Court of Commissioners of Frio County, Texas

CORRECTIONAL SERVICES CORPORATION

	By:	/s/ James F. Slattery
James F. Slattery President and Chief Executive Officer